Exhibit 1.7

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Amendment No. 6 to the At Market Issuance Sales Agreement

July 3, 2024

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

Barclays Capital Inc. 745 Seventh Avenue New York, New York, 10019	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

BofA Securities, Inc. One Bryant Park New York, New York 10036	Nomura Securities International, Inc. Worldwide Plaza 309 West 49th Street New York, New York 10019

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

Jefferies LLC 520 Madison Avenue New York, New York 10022	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

Reference is made to the At Market Issuance Sales Agreement, dated May 13, 2020, as amended by Amendment No. 1 to the At Market Issuance Sales Agreement, dated February 26, 2021, as further amended by Amendment No. 2 to the At Market Issuance Sales Agreement, dated March 1, 2022, as further amended by Amendment No. 3 to the At Market Issuance Sales Agreement, dated February 22, 2023, as further amended by Amendment No. 4 to the At Market Issuance Sales Agreement, dated May 10, 2023, and as further amended by Amendment No. 5 to the At Market Issuance Sales Agreement, dated September 5, 2023 (as amended, the “Agreement”), among HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (formerly incorporated in Maryland as Hannon Armstrong Sustainable Infrastructure Capital, Inc.) (the “Company”), and B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.), Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as an agent and/or principal (each, an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares of Common Stock having an aggregate gross sales price not to exceed $500,000,000 on the terms set forth in the Agreement.

In connection with the foregoing and in light of the Company’s conversion from a Maryland corporation to a Delaware corporation (the “Reincorporation”), the parties hereto wish to amend the Agreement through this Amendment No. 6 to the At Market Issuance Sales Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendments. The parties hereto agree, from and after the Effective Date, that:

(a) Addressees:

(i)	The list of Agents on page 1 of the Agreement and their respective addressess are amended and restated as follows:

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

Barclays Capital Inc. 745 Seventh Avenue New York, New York, 10019	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

BofA Securities, Inc. One Bryant Park New York, New York 10036	Nomura Securities International, Inc. Worldwide Plaza 309 West 49th Street New York, New York 10019

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

Jefferies LLC 520 Madison Avenue New York, New York 10022	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

(b) Introductory Paragraph:

(i)	The first sentence of the first paragraph of the Agreement is amended and restated as follows:

HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (formerly incorporated in Maryland as Hannon Armstrong Sustainable Infrastructure Capital, Inc.) (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through either of B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC as sales agent and/or principal (each, an “Agent” and together, the “Agents”), shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $500,000,000, on the terms set forth in this At Market Issuance Sales Agreement, as amended.

(ii)	For the avoidance of doubt, the amounts sold counted against the aggregate gross sales price shall include amounts sold pursuant to the Agreement after September 5, 2023.

(c) Section 1 (Representations and Warranties):

(i)	The representations and warranties set forth in Section 1 of the Agreement are hereby updated to give effect to the Reincorporation.

(d) Section 1(ix) (Good Standing of the Company):

(i)	The reference to “Maryland” in Section 1(ix) of the Agreement is hereby replaced with “Delaware”.

(e) Section 1(xxxv) (REIT Status):

(i)	Section 1(xxxv) of the Agreement is hereby removed in its entirety.

(f) Section 2(h) (Sale and Delivery of Shares):

(i)	The reference to “second business day” in the first sentence of Section 2(h) is hereby replaced with “first business day”.

(g) Section 3(j) (Notice of Certain Actions):

(i)	The reference to “Article VII” in Section 2(j) is hereby replaced with “Article X”.

(h) Section 3(v) (REIT Status):

(i)	Section 3(v) of the Agreement is hereby removed in its entirety.

(i) Section 5(c) (Opinion of Counsel to the Company):

(i)	Section 5(c) of the Agreement is hereby amended and restated as follows:

Opinion of Counsel to the Company. On the date of this At Market Issuance Sales Agreement, the Agents shall have received the favorable written opinion or opinions of (i) Clifford Chance US LLP, counsel to the Company, dated such date, to the effect set forth in Exhibit A-1 hereto and (ii) the General Counsel or Deputy General Counsel of the Company, to the effect set forth in Exhibit A-2 hereto and to such further effect as the Agents may reasonably request.

(j) Section 10 (Notices):

(i)	Section 10 of the Agreement is hereby amended and restated as follows:

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to B. Riley Securities, Inc. at 299 Park Avenue, 21st Floor, New York, NY 10171, to Barclays Capital Inc. at 745 7th Avenue, New York, New York, 10019, Attention: Syndicate Registration, (fax number: 646-834 8133), to BofA Securities, Inc. at One Bryant Park, New York, NY 10036, Attention: DG ATM Execution (email: dg.atm_execution@bofa.com), to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Facsimile: (212) 902-9316, Attention: Registration Department, to Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, with a copy to CorpEqDeriv@jefferies.com, to J.P. Morgan Securities LLC at 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, Facsimile: (212) 622-8783, Email: sanjeet.s.dewal@jpmorgan.com, to KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Cleveland, OH 44114, Attention: Chris Malik (cmalik@key.com), Michael Jones (michael.c.jones@key.com) and John Salisbury (john.salisbury@key.com), Telephone: (216) 689-3910, to Morgan Stanley & Co. LLC at 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, to Nomura Securities International, Inc. at Worldwide Plaza, 309 West 49th Street New York, New York 10019, Attention: Equity Capital Markets, Americas, email: NomuraATMExecution@nomura.com, Fax: (646) 587-9562 with a copy to the Head of IBD Legal, Fax: (646) 587-9548, to Truist Securities, Inc. at 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets (email: dl.atm.offering@truist.com) and to Wells Fargo Securities, LLC at 500 West 33rd Street, New York, New York, 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918) or email a request to cmclientsupport@wellsfargo.com; and notices to the Company shall be directed to it at 1906 Towne Centre Blvd, Suite 370, Annapolis, MD 21401 (facsimile: (410) 571-6199), attention of Office of the General Counsel.

(k) Exhibit A-2 and Exhibit A-3:

(i)	Exhibit A-2 is hereby removed in its entirety and Exhibit A-3 is hereby renamed as Exhibit A-2.

SECTION 3. No Further Amendment. The Agreement, as amended by the Amendment, is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 4. Governing Law. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 6. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

[Signature pages follow]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 6 to the At Market Issuance Sales Agreement]

Accepted and agreed as of the date first above written:

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

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BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

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BOFA SECURITIES, INC.

By:	/s/ Ricardo C. Cuenca
Name: Ricardo C. Cuenca
Title: Managing Director

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GOLDMAN SACHS & CO. LLC

By:	/s/ Charles Park
Name: Charles Park
Title: Manging Director

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JEFFERIES LLC

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Manging Director

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J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

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KEYBANC CAPITAL MARKETS INC.

By:	/s/ Christopher Malik
Name: Christopher Malik
Title: Managing Director, Equity Capital Markets

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MORGAN STANLEY & CO. LLC

By:	/s/ Mauricio Dominguez
Name: Mauricio Dominguez
Title: Vice President

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NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

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TRUIST SECURITIES, INC.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

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WELLS FARGO SECURITIES, LLC

By:	/s/ Rebecca Kotkin
Name: Rebecca Kotkin
Title: Managing Director

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